Exhibit 99.1
For Immediate News Release
August 3, 2010
AVALONBAY COMMUNITIES, INC. ANNOUNCES
SECOND QUARTER 2010 OPERATING RESULTS
(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended June 30, 2010 was $51,125,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.61 for the quarter ended June 30, 2010, compared to EPS of $0.22 for the comparable period of 2009, an increase of 177.3%. For the six months ended June 30, 2010, EPS was $1.49 compared to $0.82 for the comparable period of 2009, a per share increase of 81.7%
These increases are due primarily to asset impairments reported in 2009, with no comparable activity in 2010, as well as the gain on the sale of an operating community in 2010. There were no sales in the prior year periods.
Funds from Operations attributable to common stockholders — diluted (“FFO”) per share for the quarter ended June 30, 2010 increased 15.6% to $1.04 per share from $0.90 per share for the comparable period of 2009. Adjusting for certain non-routine items in both periods, detailed in Attachment 14, FFO per share for the three months ended June 30, 2010 would have decreased by 14.4% from the prior year period.
FFO per share for the six months ended June 30, 2010 decreased by 6.9% to $2.01 from $2.16 for the comparable period of 2009. Adjusting for the non-routine items detailed in Attachment 14, FFO per share for the six months ended June 30, 2010 would have decreased by 16.4% from the prior year period.
The Company’s results for the three months ended June 30, 2010 exceeded the Company’s outlook provided in June 2010 (the “Outlook”). The outperformance is due primarily to the timing of operating expenses, which the Company expects to reverse in the second half of 2010. Detail of the Company’s actual results compared to the Outlook follows:
Second Quarter 2010 Outlook
Comparison to Reported Results

Per Share

Projected FFO per share (June 2010 Outlook)	$1.02
Timing of operating and other expenses	0.02

FFO per share — Q2 2010	$1.04

In preparing the outlook revision in June 2010, the Company considered the non-routine items detailed in Attachment 14.
The Company’s EPS and FFO per share for the three and six months ended June 30, 2009 include a charge for the impairment of two land parcels, with no comparable charge in 2010. The Company’s focus on value creation through development of new apartment communities and the existence of a large development pipeline present a valuation risk that could result in future impairment charges that are not apparent or determinable at this time.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said “Second quarter results were largely in line with our June outlook revision as operating fundamentals continue to improve. Capital market conditions and the prospect of further improvement in fundamentals in 2011 and 2012 supports our expanded investment activity.”
Operating Results for the Quarter Ended June 30, 2010 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $1,128,000, or 0.5% to $221,016,000. For Established Communities, rental revenue decreased 2.1% due to a decrease in Average Rental Rates of 3.3%, offset by an increase in Economic Occupancy of 1.2%. As a result, total revenue for Established Communities decreased $3,505,000 to $161,709,000. Operating expenses for Established Communities increased $1,385,000, or 2.5% to $56,230,000. Accordingly, NOI for Established Communities decreased by $4,890,000, or 4.4% to $105,479,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the second quarter of 2009 compared to the second quarter of 2010:
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Q2 2010 Compared to Q2 2009

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(0.7%)	2.1%	(2.3%)	20.0%
Metro NY/NJ	(1.1%)	6.9%	(4.5%)	28.4%
Mid-Atlantic/Midwest	0.5%	0.1%	0.7%	16.1%
Pacific NW	(7.8%)	6.1%	(14.1%)	4.2%
No. California	(5.5%)	(1.6%)	(7.2%)	19.4%
So. California	(3.9%)	3.3%	(7.8%)	11.9%

Total	(2.1%)	2.5%	(4.4%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Operating Results for the Six Months Ended June 30, 2010 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $2,018,000, or 0.5% to $439,805,000. For Established Communities, rental revenue decreased 3.1% due to a decrease in Average Rental Rates of 4.2%, offset by an increase in Economic Occupancy of 1.1%. As a result, total revenue for Established Communities decreased $10,371,000 to $321,488,000. Operating expenses for Established Communities increased $2,933,000, or 2.7% to $113,022,000. Accordingly, NOI for Established Communities decreased by $13,304,000, or 6.0% to $208,466,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009:
YTD 2010 Compared to YTD 2009

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(1.3%)	2.5%	(3.4%)	19.9%
Metro NY/NJ	(2.0%)	2.8%	(4.0%)	28.2%
Mid-Atlantic/Midwest	(0.3%)	3.1%	(2.4%)	15.9%
Pacific NW	(9.1%)	3.4%	(14.5%)	4.3%
No. California	(7.3%)	1.9%	(11.0%)	19.6%
So. California	(5.0%)	2.8%	(8.8%)	12.1%

Total	(3.1%)	2.7%	(6.0%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue with concessions on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

	Q2 2010 vs Q2	YTD 2010 vs
	2009	YTD 2009

Rental Revenue Change with Concessions on a GAAP Basis	(2.1%)	(3.1%)
Rental Revenue Change with Concessions on a Cash Basis	(1.8%)	(2.9%)
Development Activity
The Company did not commence or complete any development projects during the second quarter of 2010.
In July 2010, the Company started construction of three development communities: Avalon Queen Anne, located in Seattle, WA, Avalon Springs II, located in Wilton, CT and Avalon at the Pinehills II, located in Plymouth, MA. These three communities will contain an aggregate of 395 apartment homes and will be developed for an estimated Total Capital Cost of $106,300,000.
Redevelopment Activity
During the second quarter of 2010, the Company completed the redevelopment of Avalon Woodland Hills, located in Woodland Hills, CA. Avalon Woodland Hills contains 663 apartment homes and redevelopment was completed for a Total Capital Cost of $38,500,000, excluding costs incurred prior to redevelopment.
During the second quarter of 2010, the Company commenced the redevelopment of Avalon Summit, located in Quincy, MA. Avalon Summit contains 245 apartment homes and will be redeveloped for an estimated Total Capital Cost of $9,100,000, excluding costs incurred prior to redevelopment.
Disposition Activity
During the second quarter of 2010, the Company sold one community, Avalon on the Sound, a 412 apartment home community, located in New Rochelle, NY. Avalon on the Sound was developed by the Company in 2001 as a joint venture in which the Company held a 25% interest. The Company purchased its partner’s 75% interest in 2005 and sold the entire community in the second quarter of 2010 for $107,500,000. This sale resulted in a gain calculated in accordance with GAAP of $19,584,000 and an Economic Loss of $11,300,000. The Unleveraged IRR over an approximate ten-year holding period was 6.95%. The Company retains ownership of Avalon on the Sound East, a 588 apartment home community adjacent to Avalon on the Sound.
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Investment and Investment Management Fund Activity
The Company currently has investments in and serves as the manager for two private, discretionary investment management vehicles. AvalonBay Value Added Fund, L.P. (“Fund I”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%. AvalonBay Value Added Fund II, L.P. (“Fund II”) is a private, discretionary investment in which the Company holds an equity interest of approximately 31%. There was no investment activity during the second quarter of 2010 by either fund.
Financing, Liquidity and Balance Sheet Statistics
At June 30, 2010, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility and the Company had $561,988,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity and includes $93,440,000 in bond proceeds related to an existing Development Right that the Company expects to develop in the future. Unencumbered NOI as a percentage of total NOI generated by real estate assets for the six months ended June 30, 2010 was 67%. Interest Coverage for the second quarter of 2010 was 3.1 times.
New Financing Activity
The Company issued additional shares of common stock during the second quarter of 2010 under the Company’s Continuous Equity Program (the “CEP”), and completed the program in July, 2010. A summary of activity for the life of the program is provided in the following table:
$400 million CEP
2010 and Historical Activity

	Shares	Average	Net
	Issued	Price/Share	Proceeds
2Q 2010	2,111,819	$100.68	$209,428,000
YTD 2010	3,080,204	95.88	290,884,000
Total Program	4,585,105	87.24	393,993,000
Third Quarter 2010 Financial Outlook
For the third quarter of 2010, the Company expects EPS in the range of $0.22 to $0.26 and expects Projected FFO per share in the range of $0.93 to $0.97.
The Company expects the trend of improved sequential operating performance to continue in the third quarter 2010. A comparison of second quarter 2010 actual results to the third quarter 2010 outlook follows:
Third Quarter 2010 Outlook
Comparison to Second Quarter 2010 Reported Results

Per Share
FFO per share 2Q 2010	$1.04

Projected Community NOI	$0.02
Timing of expensed overhead and non-routine items	(0.05)
Reduced capitalized interest and increased financing costs for variable rate tax-exempt bonds	(0.05)
Projected Impact of increased common shares outstanding	$(0.01)

Projected FFO per share 3Q 2010 outlook	$0.95

As detailed in the preceding table, the expected favorable sequential operating performance is expected to be offset primarily by an increase in interest expense resulting from a reduction in the portion of interest that will be capitalized and increased financing costs for two tax-exempt bond transactions, as well as the absence of the favorable non-routine items recognized in the second quarter 2010 presented in Attachment 14.
Third Quarter 2010 Earnings Release Schedule
The Company expects to release its third quarter 2010 earnings on October 27, 2010 after the market closes. The Company expects to hold a conference call on October 28, 2010 at 11:00 AM EDT to discuss the third quarter 2010 results.
Other Matters
The Company will hold a conference call on August 4, 2010 at 1:00 PM EDT to review and answer questions about this release, its second quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-763-416-6924 internationally.
To hear a replay of the call, which will be available from August 4, 2010 at 3:00 PM EDT to August 11, 2010 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 84247653.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

About AvalonBay Communities, Inc.
As of June 30, 2010, the Company owned or held a direct or indirect ownership interest in 171 apartment communities containing 49,910 apartment homes in ten states and the District of Columbia, of which seven communities were under construction and seven communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier to entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; and increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q. The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the third quarter of 2010. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of non-GAAP Financial Measures and Other Terms.” Attachment 14 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings. This wire distribution includes only definitions and reconciliations of the following non-GAAP financial measures:
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to Net income attributable to common stockholders is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009

Net income attributable to common stockholders	$51,125	$17,674	$123,648	$65,099
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	58,593	54,126	115,605	107,651
Distributions to noncontrolling interests, including discontinued operations	14	14	27	39
Gain on sale of unconsolidated entities holding previously depreciated real estate assets	—	—	—	—
Gain on sale of previously depreciated real estate assets	(21,929)	—	(72,220)	—

FFO attributable to common stockholders	$87,803	$71,814	$167,060	$172,789

Average shares outstanding — diluted	84,245,105	80,042,294	83,247,995	79,898,287
Earnings per share — diluted	$0.61	$0.22	$1.49	$0.82

FFO per common share — diluted	$1.04	$0.90	$2.01	$2.16

The Company’s results for the quarter ended and year-to-date June 30, 2010 and the comparable prior year periods include the non-routine items outlined in the following table:
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Non-Routine Items
Decrease (Increase) in Net Income and FFO
(dollars in thousands)

	Q2	YTD	Q2	YTD
	2009	2009	2010	2010
Land impairments & abandoned pursuits	$22,400	$22,400	$—	$—
Severance and related costs (1)	2,000	2,000	(1,550)	(1,550)
Gain on unsecured notes repurchase	—	(1,062)	—	—
Joint venture income adjustment (2)	—	(3,894)	—	—
Severe weather costs (3)	—	—	—	672
Legal settlement proceeds, net (1)	(2,100)	(2,100)	(927)	(927)

Total non-routine items	$22,300	$17,344	$(2,477)	$(1,805)

Weighted average dilutive shares outstanding	80,042,294	79,898,287	84,245,105	83,247,995

(1)	Non-routine item for 2010 was included in the Company’s Outlook provided in June 2010.

(2)	Reflects the Company’s promoted interest of $3,894 in joint ventures

(3)	Costs relate to severe winter weather experienced on the East Coast in the fourth quarter of 2009 and the first quarter of 2010
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the third quarter 2010 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range

Projected EPS (diluted) — Q3 2010	$0.22	$0.26
Projected depreciation (real estate related)	0.71	0.71
Projected gain on sale of operating communities	—	—

Projected FFO per share (diluted) — Q3 2010	$0.93	$0.97

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management expenses, expensed development and other pursuit costs, net interest expense, gain (loss) on extinguishment of debt, general and administrative expense, joint venture income (loss), depreciation expense, impairment loss on land holdings, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to Net Income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.
A reconciliation of NOI (from continuing operations) to Net Income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q2	Q2	Q1	YTD	YTD
	2010	2009	2010	2010	2009

Net income	$51,066	$16,723	$72,366	$123,432	$63,824
Indirect operating expenses, net of corporate income	7,849	7,362	7,232	15,080	15,936
Investments and investment management expense	1,047	907	1,039	2,086	1,822
Expensed development and other pursuit costs	443	2,281	505	947	3,375
Interest expense, net	41,458	36,880	42,541	83,999	67,010
(Gain) loss on extinguishment of debt, net	—	—	—	—	(1,062)
General and administrative expense	4,041	5,390	8,895	12,936	12,637
Joint venture loss (income)	(463)	(492)	(227)	(689)	(3,949)
Depreciation expense	57,479	51,174	56,095	113,574	101,247
Impairment loss — land holdings	—	20,302	—	—	20,302
Gain on sale of real estate assets	(21,929)	—	(50,291)	(72,220)	—
Income from discontinued operations	(244)	(3,664)	(1,995)	(2,240)	(7,629)

NOI from continuing operations	$140,747	$136,863	$136,160	$276,905	$273,513

Established:
New England	$22,300	$22,814	$21,643	$43,944	$45,497
Metro NY/NJ	30,589	32,044	29,507	60,096	62,628
Mid-Atlantic/Midwest	18,665	18,528	17,546	36,211	37,111
Pacific NW	4,249	4,944	4,426	8,675	10,150
No. California	20,245	21,815	20,158	40,403	45,390
So. California	9,431	10,224	9,707	19,137	20,994

Total Established	105,479	110,369	102,987	208,466	221,770

Other Stabilized	18,146	10,338	16,869	35,014	18,178
Development/Redevelopment	17,122	16,156	16,304	33,425	33,565

NOI from continuing operations	$140,747	$136,863	$136,160	$276,905	$273,513

NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2009 through June 30, 2010 or classified as held for sale at June 30, 2010). A reconciliation of NOI from communities sold or classified as discontinued operations to net income for these communities is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009

Income from discontinued operations	$244	$3,664	$2,240	$7,629
Interest expense, net	—	505	—	683
Depreciation expense	—	2,563	—	5,130

NOI from discontinued operations	$244	$6,732	$2,240	$13,442

NOI from assets sold	$244	$6,732	$2,240	$13,442
NOI from assets held for sale	—	—	—	—

NOI from discontinued operations	$244	$6,732	$2,240	$13,442

Projected NOI, as used within this release for certain development communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For development communities, Projected NOI is calculated based on the first year of stabilized operations following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized
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rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and market rents for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.
Management believes that Projected NOI of the development communities, on an aggregated weighted average basis, assists investors in understanding management’s estimate of the likely impact on operations of the development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions.
A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q2	Q2	YTD	YTD
	2010	2009	2010	2009
Rental revenue (GAAP basis)	$161,641	$165,104	$321,280	$331,670
Concessions amortized	1,146	2,724	2,746	5,632
Concessions granted	(475)	(2,567)	(1,069)	(4,775)

Rental revenue (with concessions on a cash basis)	$162,312	$165,261	$322,957	$332,527

% change — GAAP revenue		(2.1%)		(3.1%)

% change — cash revenue		(1.8%)		(2.9%)
Economic Gain (Loss) is calculated by the Company as the gain (loss) on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain (Loss) to be an appropriate supplemental measure to gain (loss) on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain (Loss) for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain (Loss) to gain on sale in accordance with GAAP for both the three months ended June 30, 2010 as well as prior years’ activities is presented in the full earnings release.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains and gain on the sale of investments in real estate joint ventures, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income attributable to the Company before interest income and expense, income taxes, depreciation and amortization.
A reconciliation of EBITDA and a calculation of Interest Coverage for the second quarter of 2010 are as follows (dollars in thousands):
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Net income attributable to the Company	$51,125
Interest expense, net	41,458
Depreciation expense	57,479
EBITDA	$150,062

EBITDA from continuing operations	$127,889
EBITDA from discontinued operations	22,173

EBITDA	$150,062

EBITDA from continuing operations	$127,889

Interest charges	$41,458

Interest coverage	3.1

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective development or redevelopment community, or development right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses. Therefore, Unleveraged IRR is not a substitute for Net Income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent
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that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the six months ended June 30, 2010 is as follows (dollars in thousands):

NOI for Established Communities	$208,466
NOI for Other Stabilized Communities	35,014
NOI for Development/Redevelopment Communities	33,425

Total NOI generated by real estate assets	276,905
NOI on encumbered assets	91,732

NOI on unencumbered assets	185,173

Unencumbered NOI	67%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had stabilized operations as of the beginning of the prior year. Therefore, for 2010, Established Communities are consolidated communities that have stabilized operations as of January 1, 2009 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at market rents. Vacancy loss is determined by valuing vacant units at current market rents. By measuring vacant apartments at their market rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

Exhibit 99.2
For Immediate News Release
August 3, 2010
AVALONBAY COMMUNITIES, INC. ANNOUNCES
SECOND QUARTER 2010 OPERATING RESULTS
(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported today that Net Income Attributable to Common Stockholders (“Net Income”) for the quarter ended June 30, 2010 was $51,125,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.61 for the quarter ended June 30, 2010, compared to EPS of $0.22 for the comparable period of 2009, an increase of 177.3%. For the six months ended June 30, 2010, EPS was $1.49 compared to $0.82 for the comparable period of 2009, a per share increase of 81.7%
These increases are due primarily to asset impairments reported in 2009, with no comparable activity in 2010, as well as the gain on the sale of an operating community in 2010. There were no sales in the prior year periods.
Funds from Operations attributable to common stockholders — diluted (“FFO”) per share for the quarter ended June 30, 2010 increased 15.6% to $1.04 per share from $0.90 per share for the comparable period of 2009. Adjusting for certain non-routine items in both periods, detailed in Attachment 14, FFO per share for the three months ended June 30, 2010 would have decreased by 14.4% from the prior year period.
FFO per share for the six months ended June 30, 2010 decreased by 6.9% to $2.01 from $2.16 for the comparable period of 2009. Adjusting for the non-routine items detailed in Attachment 14, FFO per share for the six months ended June 30, 2010 would have decreased by 16.4% from the prior year period.
The Company’s results for the three months ended June 30, 2010 exceeded the Company’s outlook provided in June 2010 (the “Outlook”). The outperformance is due primarily to the timing of operating expenses, which the Company expects to reverse in the second half of 2010. Detail of the Company’s actual results compared to the Outlook follows:
Second Quarter 2010 Outlook
Comparison to Reported Results

Per Share

Projected FFO per share (June 2010 Outlook)	$1.02
Timing of operating and other expenses	0.02

FFO per share — Q2 2010	$1.04

In preparing the outlook revision in June 2010, the Company considered the non-routine items detailed in Attachment 14.
The Company’s EPS and FFO per share for the three and six months ended June 30, 2009 include a charge for the impairment of two land parcels, with no comparable charge in 2010. The Company’s focus on value creation through development of new apartment communities and the existence of a large development pipeline present a valuation risk that could result in future impairment charges that are not apparent or determinable at this time.
Commenting on the Company’s results, Bryce Blair, Chairman and CEO, said “Second quarter results were largely in line with our June outlook revision as operating fundamentals continue to improve. Capital market conditions and the prospect of further improvement in fundamentals in 2011 and 2012 supports our expanded investment activity.”
Operating Results for the Quarter Ended June 30, 2010 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $1,128,000, or 0.5% to $221,016,000. For Established Communities, rental revenue decreased 2.1% due to a decrease in Average Rental Rates of 3.3%, offset by an increase in Economic Occupancy of 1.2%. As a result, total revenue for Established Communities decreased $3,505,000 to $161,709,000. Operating expenses for Established Communities increased $1,385,000, or 2.5% to $56,230,000. Accordingly, NOI for Established Communities decreased by $4,890,000, or 4.4% to $105,479,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

Established Communities for the second quarter of 2009 compared to the second quarter of 2010:
Q2 2010 Compared to Q2 2009

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(0.7%)	2.1%	(2.3%)	20.0%
Metro NY/NJ	(1.1%)	6.9%	(4.5%)	28.4%
Mid-Atlantic/Midwest	0.5%	0.1%	0.7%	16.1%
Pacific NW	(7.8%)	6.1%	(14.1%)	4.2%
No. California	(5.5%)	(1.6%)	(7.2%)	19.4%
So. California	(3.9%)	3.3%	(7.8%)	11.9%

Total	(2.1%)	2.5%	(4.4%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Operating Results for the Six Months Ended June 30, 2010 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue decreased by $2,018,000, or 0.5% to $439,805,000. For Established Communities, rental revenue decreased 3.1% due to a decrease in Average Rental Rates of 4.2%, offset by an increase in Economic Occupancy of 1.1%. As a result, total revenue for Established Communities decreased $10,371,000 to $321,488,000. Operating expenses for Established Communities increased $2,933,000, or 2.7% to $113,022,000. Accordingly, NOI for Established Communities decreased by $13,304,000, or 6.0% to $208,466,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities for the six months ended June 30, 2010 as compared to the six months ended June 30, 2009:
YTD 2010 Compared to YTD 2009

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

New England	(1.3%)	2.5%	(3.4%)	19.9%
Metro NY/NJ	(2.0%)	2.8%	(4.0%)	28.2%
Mid-Atlantic/Midwest	(0.3%)	3.1%	(2.4%)	15.9%
Pacific NW	(9.1%)	3.4%	(14.5%)	4.3%
No. California	(7.3%)	1.9%	(11.0%)	19.6%
So. California	(5.0%)	2.8%	(8.8%)	12.1%

Total	(3.1%)	2.7%	(6.0%)	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with generally accepted accounting principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue with concessions on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

	Q2 2010 vs Q2	YTD 2010 vs
	2009	YTD 2009

Rental Revenue Change with Concessions on a GAAP Basis	(2.1%)	(3.1%)

Rental Revenue Change with Concessions on a Cash Basis	(1.8%)	(2.9%)
Development Activity
The Company did not commence or complete any development projects during the second quarter of 2010.
In July 2010, the Company started construction of three development communities: Avalon Queen Anne, located in Seattle, WA, Avalon Springs II, located in Wilton, CT and Avalon at the Pinehills II, located in Plymouth, MA. These three communities will contain an aggregate of 395 apartment homes and will be developed for an estimated Total Capital Cost of $106,300,000.
Redevelopment Activity
During the second quarter of 2010, the Company completed the redevelopment of Avalon Woodland Hills, located in Woodland Hills, CA. Avalon Woodland Hills contains 663 apartment homes and redevelopment was completed for a Total Capital Cost of $38,500,000, excluding costs incurred prior to redevelopment.
During the second quarter of 2010, the Company commenced the redevelopment of Avalon Summit, located in Quincy, MA. Avalon Summit contains 245 apartment homes and will be redeveloped for an estimated Total Capital Cost of $9,100,000, excluding costs incurred prior to redevelopment.
Disposition Activity
During the second quarter of 2010, the Company sold one community, Avalon on the Sound, a 412 apartment home community, located in New Rochelle, NY. Avalon on the Sound was developed by the Company in 2001 as a joint venture in which the Company held a 25% interest. The Company purchased its partner’s 75% interest in 2005 and sold the entire community in the second quarter of 2010 for $107,500,000. This sale resulted in a gain calculated in accordance with GAAP of $19,584,000 and an Economic Loss of $11,300,000. The Unleveraged IRR over an approximate ten-year holding period was 6.95%. The Company retains ownership of Avalon on the Sound East, a 588 apartment home community adjacent to Avalon on the Sound.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

Investment and Investment Management Fund Activity
The Company currently has investments in and serves as the manager for two private, discretionary investment management vehicles. AvalonBay Value Added Fund, L.P. (“Fund I”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%. AvalonBay Value Added Fund II, L.P. (“Fund II”) is a private, discretionary investment in which the Company holds an equity interest of approximately 31%. There was no investment activity during the second quarter of 2010 by either fund.
Financing, Liquidity and Balance Sheet Statistics
At June 30, 2010, the Company had no amounts outstanding under its $1,000,000,000 unsecured credit facility and the Company had $561,988,000 in unrestricted cash and cash in escrow. The cash in escrow is available for development activity and includes $93,440,000 in bond proceeds related to an existing Development Right that the Company expects to develop in the future. Unencumbered NOI as a percentage of total NOI generated by real estate assets for the six months ended June 30, 2010 was 67%. Interest Coverage for the second quarter of 2010 was 3.1 times.
New Financing Activity
The Company issued additional shares of common stock during the second quarter of 2010 under the Company’s Continuous Equity Program (the “CEP”), and completed the program in July, 2010. A summary of activity for the life of the program is provided in the following table:
$400 million CEP
2010 and Historical Activity

	Shares	Average	Net
	Issued	Price/Share	Proceeds
2Q 2010	2,111,819	$100.68	$209,428,000
YTD 2010	3,080,204	95.88	290,884,000
Total Program	4,585,105	87.24	393,993,000
Third Quarter 2010 Financial Outlook
For the third quarter of 2010, the Company expects EPS in the range of $0.22 to $0.26 and expects Projected FFO per share in the range of $0.93 to $0.97.
The Company expects the trend of improved sequential operating performance to continue in the third quarter 2010. A comparison of second quarter 2010 actual results to the third quarter 2010 outlook follows:
Third Quarter 2010 Outlook
Comparison to Second Quarter 2010 Reported Results

Per Share
FFO per share 2Q 2010	$1.04
Projected Community NOI	$0.02
Timing of expensed overhead and non-routine items	(0.05)
Reduced capitalized interest and increased financing costs for variable rate tax-exempt bonds	(0.05)
Projected Impact of increased common shares outstanding	$(0.01)

Projected FFO per share 3Q 2010 outlook	$0.95

As detailed in the preceding table, the expected favorable sequential operating performance is expected to be offset primarily by an increase in interest expense resulting from a reduction in the portion of interest that will be capitalized and increased financing costs for two tax-exempt bond transactions, as well as the absence of the favorable non-routine items recognized in the second quarter 2010 presented in Attachment 14.
Third Quarter 2010 Earnings Release Schedule
The Company expects to release its third quarter 2010 earnings on October 27, 2010 after the market closes. The Company expects to hold a conference call on October 28, 2010 at 11:00 AM EDT to discuss the third quarter 2010 results.
Other Matters
The Company will hold a conference call on August 4, 2010 at 1:00 PM EDT to review and answer questions about this release, its second quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-763-416-6924 internationally.
To hear a replay of the call, which will be available from August 4, 2010 at 3:00 PM EDT to August 11, 2010 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 84247653.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings. To receive future press releases via e-mail, please submit a request through http://www.avalonbay.com/email.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved

About AvalonBay Communities, Inc.
As of June 30, 2010, the Company owned or held a direct or indirect ownership interest in 171 apartment communities containing 49,910 apartment homes in ten states and the District of Columbia, of which seven communities were under construction and seven communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier to entry markets of the United States. More information may be found on the Company’s website at http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “anticipates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: we may abandon development or redevelopment opportunities for which we have already incurred costs; adverse capital and credit market conditions may affect our access to various sources of capital and/or cost of capital, which may affect our business activities, earnings and common stock price, among other things; changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available or may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; and increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability. Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” and in subsequent quarterly reports on Form 10-Q. The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the third quarter of 2010. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 14, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 14 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.
Copyright © 2010 AvalonBay Communities, Inc. All Rights Reserved